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                                                                EXHIBIT 21.1




                     SUPERIOR INDUSTRIES INTERNATIONAL, INC.
                              LIST OF SUBSIDIARIES

                                                      Percentage of
                                                      Voting Stock
                             Jurisdiction             Owned by the
                                  of                   Company or
Name                         Incorporation          Other Subsidiary
----                         -------------          ----------------
Superior - Ideal, Inc        Iowa, U.S.A.                 100%
                                                    owned by Company

Superior Performance         Ontario, Canada              100%
Products (Canada) Inc                               owned by Company

Industrias Universales       Mexico                       100%
Unidas de Mexico, S.A                               owned by Company

Superior Industries          Delaware, U.S.A.             100%
International -                                     owned by Company
P.R. Inc

Suinco Assurance Ltd         Bermuda                      100%
                                                    owned by Company

Superior Industries          Delaware, U.S.A.             100%
International Leasing                               owned by Superior
Corporation                                         Industries
                                                    International -
                                                    P.R. Inc

Superior Astechnology        Delaware, U.S.A.             100%
Inc                                                 owned by Company

Topy-Superior Limited        Tokyo, Japan                  50%
                                                    owned by Company

Superior Engineered          Delaware, U.S.A.             100%
Technologies, Inc                                   owned by Company

Superior Industries          Chihuahua, Mexico            100%
de Mexico S.A. de C.V                               owned by Company
                                                    and Superior  Engineered
                                                    Technologies,  Inc